Exhibit 10.1

Biovest International, Inc.

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into as of this 1st day of  December, 2013, by and between Biovest International, Inc. (the “Company”) and  Robert Farrell (“Employee”).

R E C I T A L S:

WHEREAS, the Company is a biopharmaceutical company that develops, manufactures and markets cell culture systems, including developing and marketing associated instruments and  is engaged in the commercialization of a personalized biologic cancer vaccine for treatment of non-Hodgkins lymphoma (the “Business”);

WHEREAS, the Company wishes to enter into this Employment Agreement with Employee, to set forth and govern the terms, conditions and duties of employment of Employee with the Company; and

WHEREAS, the Company and the Employee are desirous of setting forth in this definitive Employment Agreement their respective rights and obligations with respect to Employee’s employment with the Company.

NOW, THEREFORE, in consideration of the mutual promises in this Agreement and for additional good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, the Company and the Employee agree as follows:

1. Employment and Term. On the terms and subject to the conditions of this Agreement, the Company agrees to employ the Employee and the Employee accepts such employment. This Agreement shall commence on  December 1, 2013  (the “Commencement Date”) and shall continue in effect for a period of  one year from the date hereof. This Agreement shall terminate at the end of said one year period (the “Termination Date”) unless extended by mutual written agreement or earlier terminated pursuant to Paragraph 4 below.

2. Duties. Beginning on the Commencement Date, Employee will be employed by the Company to perform the duties, as specified from time to time by the Board of Directors and set forth on Exhibit “A” which is attached hereto, incorporated herein and made a part hereof (“Duties”).

3. Compensation. During the Term of this Agreement, as compensation for Employee performing the Duties, the Company shall pay Employee the compensation, as set forth on Exhibit “B” which is attached hereto, incorporated herein and made a part hereof (“Compensation”).

4. Termination of Employment. Either Employee or Employer may terminate this Agreement upon 30 days’ written notice. In the event of termination by Employer, Termination Payments shall be made as herein provided. The Termination Payment to be paid by Employer shall be in an amount equal to one-half of Employee’s Base Salary as provided in Exhibit B hereto. (the “Termination Payment Term”). The termination payment shall be paid in cash in monthly increments over the remaining time of the term of employment. Notwithstanding the foregoing, in the event that the termination of employment is “for cause”, including without limitation for criminal conduct, violation of the Company’s Code of Conduct, or violation of the Insider Trading Policy, then the Termination Payment shall not be made and Employee shall be paid only through the date of termination.

5. Non-Competition. Simultaneously with his execution of this Agreement. Employee shall execute a Covenant Not to Compete Agreement with the Company, as set forth on Exhibit “C” which is attached hereto, incorporated herein and made a part hereof.

6. Confidentiality/Assignment of Inventions. Simultaneously with the execution of this Agreement, Employee shall execute a Confidentiality/Invention Assignment Agreement with the Company, both of which shall be in the form as set forth on Exhibit “D” which is attached hereto.

7. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, delivered via electronic mail or mailed by certified mail, return receipt required, to the recipient at the address indicated below:

To the Company:	To the Employee:

Biovest International, Inc.	Robert Farrell
8500 Evergreen Boulevard NW Coon Rapids MN 55433 Attn: CEO	41 Thunderbird Drive Novato, CA 94949

or such other addresses or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

8. Severability. In the event that any provision of this Agreement shall be held to be unreasonable, invalid, or unenforceable for any reason whatsoever, the parties agree that: (i) such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions, and provisions hereof shall remain in full force and effect; and (ii) any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable, and enforceable, and such provision, as so modified, shall be valid and binding as though the invalid, unreasonable, or unenforceable portion thereof had not been included therein.

9. Complete Agreement. This Agreement contains the entire agreement of the parties and supersedes and preempts any prior understandings, agreements or representations between Employee and the Company regarding the employment of Employee.

10. Counterparts. This Agreement may be simultaneously executed in two counterparts, each of which shall be an original, and all of which shall constitute but one and the same instrument.

11. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

12. Attorney’s Fees. In the event that either party to this Agreement shall be forced to retain the services of any attorney to enforce any of the provisions hereof, then the prevailing party in any ensuing litigation shall be entitled to recover from the non-prevailing party the prevailing party’s reasonable attorney’s fees, court costs or other expenses of litigation, whether incurred at trial or upon appeal.

13. Indemnification. Company shall indemnify and hold Employee harmless from all claims, actions, losses or damages, including but not limited to attorney’s fees arising directly or indirectly from or relating to Employee’s actions or services hereunder including but not limited to Employee’s actions or services as an attorney.

14. Amendments/Waivers. This Agreement may only be modified, amended, or waived by a writing duly authorized and executed by all parties.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

	THE COMPANY: Biovest International. Inc.	EMPLOYEE:

By:	/s/ Carlos F. Santos	/s/ Robert Farrell

Its	CEO

Exhibit “A”

Employment Agreement
between
Biovest International, Inc.
And
Robert Farrell

In accordance with Paragraph 2. Employee shall perform the following duties:

The duties of Chief Financial Officer and such other or additional duties as may be assigned from time to time by the CEO or the Board of Directors.

Exhibit “B”

Employment Agreement
between
Biovest International, Inc.
and
Robert Farrell

In accordance with Paragraph 3. Employee shall be paid the following Compensation which shall he paid as set forth below:

1. $250,000  annual Base Salary, payable bi-weekly (the “Base Salary”): Base Salary may be adjusted from time to time, in accordance with other employees or executives, in the discretion of the Company’s Board of Directors and/or  the Compensation Committee thereof.

2. Employee shall be entitled to a Bonus in the amount equal to 50 % of Employee’s Base Salary upon the closing of any debt or equity financing(s) resulting in aggregate gross proceeds to the Company in an amount equal to or greater than $5 million.  In addition, Employee shall be considered for Bonus from time to time in the normal course as determined in the discretion of the Biovest Board of Directors and the Compensation Committee of the Board, based on revenue, budget and profitability targets as established from time to time by the Board of Directors.

3. Option to purchase 750,000 shares of Common Stock of the Company (the “Options”). The exercise price for the Options will be $1.00 per share, provided that, if by December 31, 2015, all or substantially all of the assets of Biovest are sold or BiovaxID™ is sold, the exercise price will be reduced to $0.64 per share.  The Options will vest one-third on the one-year anniversary of the grant date, one-third on the two-year anniversary of the grant date, and the remaining one-third upon the three-year anniversary of the grant date.  The Options shall have a six-year term. Upon the sale of the vaccine business, instruments business or substantially all of the assets of Biovest, any unvested portion of the Options shall fully vest.

4. Commencing on January 1, 2014 and for a period of six (6) months, a housing and relocation allowance of $2,500.00  monthly, payable on the first day of each of six consecutive months. This allowance is subject to all applicable payroll taxes.

5. Travel expenses and reimbursement of normal business expenses, in accordance with Company policy.

6. Participation in Company’s vacation, benefit and health plans otherwise available to employees of the Company.

EXHIBIT “C”
Employment Agreement
between
Biovest International, Inc.
And
Robert Farrell

Biovest International, Inc.

Covenant Not to Compete

This Covenant Not to Compete is made and entered into by and between Biovest International, Inc (hereinafter referred to as the “Company”), and Robert Farrell  (hereinafter referred to as the “Second Party”).

R E C I T A L S:

WHEREAS, Company is a biopharmaceutical company that develops, manufactures and markets cell culture systems, including developing and marketing associated instruments and  is engaged in the commercialization of a personalized biologic cancer vaccine for treatment of non-Hodgkins lymphoma (the “Business”);

WHEREAS, Second Party has executed an Employment Agreement with the Company:

WHEREAS, Second Party acknowledges that the Company’s Business activities extend throughout the United Stales and around the world;

WHEREAS, Second Party acknowledges that through such employment he has and/or may acquire a special knowledge of the Company’s Business; and the clients, accounts, business lists, prospects, records, corporate policies, operational methods and techniques and other useful information and trade secrets of the Company (hereinafter all collectively referred to and defined as “Confidential Information”);

WHEREAS, Second Party acknowledges that the Company’s legitimate business interests include the Confidential Information and the Company’s customer goodwill (hereinafter referred to and defined as the “Company’s Legitimate Business Interests”) and that the Company’s Legitimate Business Interests would be harmed if Second Party engaged in competitive activities with the Company anywhere in the world; and

WHEREAS, the Company and Second Party, pursuant to the provisions of this Agreement, wish to enter into an agreement as embodied herein whereby Second Party will refrain from owning, managing, or in any manner or capacity working in a Business that is similar to or competitive with the Business and from soliciting customers of the Company and employees of the Company for competitive purposes as defined herein during Second Party’s employment with the Company and during the period of one year after Second Party’s cessation of employment with the Company in the geographical location of anywhere in the world.

NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and for additional good and valuable consideration the receipt and sufficiency of which is acknowledged by the parties, including, but not limited to, the Second Party’s employment with the Company and the continuation of the Second Party’s employment with the Company, the parties mutually agree as follows:

1. Confirmation of Recitals - The foregoing recitals are true and correct and are hereby ratified and confirmed by the parties and made an integral part of this Agreement; as such, the recitals shall be used in any construction of this Agreement, especially as it relates to the intent of the parties.

2. Definition of Competition – For purposes of this Agreement “Competitive Activity” shall mean the development,  manufacture, marketing or other commercialization of a personalized biologic cancer vaccine for treatment of B-cell cancers.

3. Non-Compete - The Second Party will not do, or intend to do, any of the following, either directly or indirectly, during Second Party’s employment with the Company and during the period of one (1) year after Second Party’s cessation of employment with the Company, anywhere in the world:

a. Own, manage, operate, control, consult for, be an officer or director of, work for, or be employed in any capacity by any company or any other business, entity, agency or organization which manufactures, markets or commercializes in any manner a personalized biologic cancer vaccine for treatment of B-cell cancers; or

b. Solicit prior or current customers of the Company for any purpose in competition (as defined herein) with the Company; or

c. Solicit any then current employees employed by the Company without the Company’s consent.

The Second Party and Company agree that the phrase “Second Party’s cessation of employment with the Company” as used in this Agreement, refers to any separation of Second Party from his employment at the Company either voluntarily or involuntarily, either with cause or without cause, or whether the separation is at the behest of the Company or the Second Party (hereinafter referred to and defined as “Second Party’s Cessation of Employment”).

4. Injunction and Damages - Second Party agrees that this Agreement is important, material, confidential, and gravely affects the effective and successful conduct of the Business of the Company, and it effects its reputation and good will and is necessary to protect the Company’s legitimate Business interests. Second Party recognizes and agrees that the Company will suffer irreparable injury in the event of Second Party’s breach of any covenant or agreement contained herein and cannot be compensated by monetary damages alone, and Second Party therefore agrees that the Company, in addition to and without limiting any other remedies or rights that it may have, either under this Agreement or otherwise, shall have the right to obtain injunctive relief, both temporary and permanent, against the Second Party from any court of competent jurisdiction. Second Party further agrees that in the event of Second Party’s breach of any covenant or agreement contained herein, the Company, in addition to its right to obtain injunctive relief, shall further be entitled to seek damages, including, but not limited to, compensatory, incidental, consequential, exemplary, and lost profits damages. Second Party agrees to pay the Company’s reasonable attorney’s fees and costs for enforcement of this Agreement, if the Second Party breaches this Agreement.

5. Miscellaneous - Wherever used in this Agreement, the phrase “directly or indirectly” includes, but is not limited to Second Party acting through Second Party’s wife, children,  parents, brothers, sisters, or any other relatives, friends, trustees, agents, associates or entities with which Second Party is affiliated with in any capacity. The Company may waive a provision of this Agreement only in a writing signed by a representative of the Board of Directors of the Company and specifically stating what is waived. The rights of the Company under this Agreement may be assigned; however, the covenants, warranties, and obligations of the Second Party cannot be assigned without the prior written approval of the Company. The title of this Agreement and the paragraph headings of this Agreement are not substantive parts of this Agreement and shall not limit or restrict this Agreement in any way. This Agreement survives after the Second Party’s Cessation of Employment. No change, addition, deletion, or amendment of this Agreement shall be valid or binding upon Second Party or the Company unless in writing and signed by Second Party and the Company. In the event a court of competent jurisdiction determines any covenant set forth herein to be too broad to be enforceable or determines this Agreement to be unreasonable, then said court may reduce the geographical area and/or the length of time provisions herein, in order to make this Agreement enforceable and reasonable. In construing this Agreement, neither of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted same as each provision of this Agreement is deemed by the parties to have been jointly drafted by the Company and Second Party.

6. Supersedes Prior Agreement - This Covenant Not to Compete shall commence upon the date hereof. This Agreement shall, upon its commencement, supersede any prior Covenants Not to Compete between Second Party and the Company.

7. Second Party Acknowledgment - The Second Party acknowledges that he has voluntarily and knowingly entered into this Agreement and that this Agreement encompasses the full and complete agreement between the parties with respect to the matters set forth herein.

Executed on this 1st day of December 2013.

BIOVEST INTERNATIONAL, INC.		SECOND PARTY

By:		/s/

Its	CEO

EXHIBIT “D”
Employment Agreement
between
Biovest International, Inc.
And
Robert Farrell

BIOVEST INTERNATIONAL, INC.

EMPLOYEE INVENTIONS AGREEMENT

This Employee Inventions Agreement (the “Agreement”) is made this 1st day of December, 2013 by and between Robert Farrell (“Employee”) and Biovest International, Inc. (“Employer”).

Employee is, or expects to become, employed by Employer or one or more of Employer’s affiliates, subsidiaries, or related entities (such affiliates, subsidiaries, or related entities, whether now or hereafter existing, together with Employer, are referred to herein, collectively, as the “Company”).

In consideration of, and as part of the terms of, the employment or continued employment of Employee by the  Employer, and other good and valuable consideration, receipt of which Employee hereby acknowledges, Employee agrees, as follows:

1. Definitions. Capitalized terms used herein have the respective meanings assigned in Exhibit A annexed hereto.

2. Assignment.  Employee hereby irrevocably and unconditionally assigns, and agrees to assign, to Biovest International, Inc., its successors, assigns, or designee(s), the entire right, title and interest of Employee, including without limitation, all IP Rights in and to all Company Developments Created by Employee, solely or jointly, during the term of Employee’s employment with Company. Such assignment shall be effective upon Creation. Employee acknowledges that all copyrightable materials developed or produced by Employee within the scope of Employee’s employment by the Company also constitute works made for hire, as that term is defined in the United States Copyright Act of 17 U.S.C. §101, and for avoidance of doubt, hereby assigns to Biovest International, Inc., its successors, assigns, or designee(s), the entire right, title and interest of Employee all copyright rights with respect thereto. Employee shall bear the burden to prove that any Development did not arise out of an Included Activity. Employee hereby waives in favor of Company any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) he/she may have pursuant to any state or federal laws of the United States in respect of any Company Development and all similar rights under the laws of all other jurisdictions.

3. Disclosure and Cooperation.

(a) Disclosure of Information. Employee agrees to disclose exclusively to the Company all information pertaining to any Company Developments, in order to permit the Company to enjoy rights to which it may be entitled to under this Agreement. Employee will communicate promptly in writing to the person to whom Employee reports at the Company, with a copy to the legal department of Biovest International, Inc., disclosing, in such form as the Company may reasonably request, all information pertaining to any Company Developments. Employee will not, without prior written consent of the Company, divulge, disclose, or communicate any information pertaining to any Company Developments to any third person, partnership, joint venture, company, corporation or other organization.

(b) Maintenance of Records. Employee will keep and maintain adequate and current written records of all Company Developments arising from any Included Activity in which Employee participates (in the form of notes, sketches, drawings, data (e.g., in the form of tables, charts, and graphs) and as may be specified by the Company), which records shall be available to and remain the sole property of Company at all times.

(c) Execution of Documents. Upon request by the Company, Employee will assist the Company or its designee (at the Company’s expense) during and at any time subsequent to Employee’s performance of services for the Company, in every reasonable way to develop, preserve, or extend the Company’s rights relating to any Company Developments and to permit the Company or its designee to file and prosecute patent applications and, as to copyrightable material, to obtain copyright registrations thereof. Such assistance includes Employee’s execution and delivery to the Company or its designee such formal transfers and assignments and such other papers and documents, giving such testimony, and otherwise performing such lawful acts, as may be deemed necessary or required of Employee by the Company or its designee. Employee hereby appoints the Company as Employee’s attorney-in-fact to execute on Employee’s behalf any assignments or other documents deemed necessary by the Company to protect or perfect its rights to any Creations. The Employee’s obligations to the Company under the provisions of Paragraph 3(c) shall survive termination of employment with the Employer.

4. Excluded Developments. It is understood that all Developments which Employee made prior to employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, Employee has set forth on Exhibit B attached hereto a complete list of all such prior Developments (“Excluded Developments”), including numbers of all patents and patent applications, and a brief description of all unpatented Developments which are not the property of another party (including, without limitation, a current or previous contracting party). Employee represents (i) that the list is complete, (ii) if no items are included on Exhibit B, Employee has no such prior Developments, and (iii) Excluded Developments shall only consist of those items specifically listed on Exhibit B.

As to any Development (other than a Company Development) in which Employee has an interest at any time prior to or during Employee’s employment with the Employer, including without limitation, any Excluded Development, any Development not arising from an Included Activity or any Development in which Employee otherwise acquires an interest (a “Separate Development”), prior to (a) using such Separate Development in any way in the course of Employee’s employment with the Company or (b) disclosing the Separate Development to any employee, contractor, customer or agent of the Company, Employee shall inform the Company in writing of Employee’s intention to so use or disclose the Separate Development (the “Separate Development Notice”) and shall not so use or disclose the Separate Development unless the Company consents in writing to such use or disclosure.  Employee hereby grants to the Company an exclusive, royalty-free, irrevocable, worldwide right and license to exercise any and all rights (including without limitation to make, have made, use, sell, offer to sell, import, reproduce, modify, create derivative versions of, distribute, publicly display and publicly perform such Separate Development and to sublicense such rights to others) with respect to any Separate Development that Employee so uses or discloses, irrespective of whether such use or disclosure is in accordance with or in breach of this notice requirement, unless and only to the extent the Separate Development Notice expressly makes reference to this Section of this Agreement and specifies the license restrictions or royalties required and the Company agrees in writing to such restrictions or royalties.

5. Other Obligations. Employee acknowledges that the Company from time to time may have agreements with other persons or with the U.S. Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work there under or regarding the confidential nature of such work. Employee will be bound by all such obligations and restrictions and will take all action necessary to discharge the obligations of the Company there under. Employee warrants and represents to the Company that he/she is not subject to any agreement or policy inconsistent with this Agreement.

6. Trade Secrets of Others. Employee represents that Employee’s performance of all the terms of this Agreement and as a consultant or employee to the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Employee in confidence or in trust, and Employee will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any other person or entity. Employee will not enter into any agreement, either written or oral, in conflict herewith.

7. Injunctive Relief and Damages. Employee acknowledges that any breach or attempted breach by Employee of this Agreement or any provision hereof shall cause the Company irreparable harm for which any adequate monetary remedy does not exist. Accordingly, in the event of any such breach or threatened breach, in addition to all other remedies which may be available to it (including monetary damages), the Company shall be entitled to obtain injunctive relief, without the necessity of posting a bond or other surety, restraining such breach or threatened breach. Employee agrees to pay the Company’s reasonable attorney’s fees and costs for enforcement of this Agreement, if the Employee breaches this Agreement.

8. Term. This Agreement shall commence simultaneously with the commencement of Employee’s Employment Agreement with the Employer and shall continue for the term of the Employment Agreement.

9. Rights Conferred. Nothing contained in this Agreement shall be construed as giving Employee any legal or equitable rights against the Company or any subsidiary or affiliated entity or any director, officer, employee, or agent thereof except for such rights as are expressly provided herein. Nothing contained in this Agreement shall be construed (i) to alter the at-will nature of the employment relationship between the Employer and Employee, (ii) as a contract for continuing employment or to confer on Employee any right of continued employment for a particular term of time, (iii) to obligate the Employer to continue Employee’s employment, or (iv) to require cause, notice or warning for the termination of the employment relationship.

10.  Captions.  The captions of sections or subsections of this Agreement are for reference only and shall not affect the interpretation or construction of this Agreement.

11. Severability. In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable, and the entire Agreement shall not fail on account thereof, but shall otherwise remain in full force and effect, and such paragraph or provision shall be enforced to the maximum extent permissible.

12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns.  This Agreement may be assigned, with or without consent of Employee, by Employer to any person, partnership, corporation or other entity, including without limitation, any person, partnership, corporation or other entity which succeeds to the business of the Employer or which has purchased assets of the Employer.  Employee may not assign Employee’s rights or delegate Employee’s obligations under this Agreement and any such attempted assignment or delegation shall be void and of no effect.  Nothing in this Agreement is intended to or shall confer any rights or remedies on any third party other than the Employee, the Company, and their respective heirs, successors and permitted assigns.  This Agreement shall survive any and all changes in Employee’s employment with the Employer.

13. Intended Third Party Beneficiary. For avoidance of doubt, each affiliate, subsidiary, or related entity comprising Company is hereby named and recognized as an intended third party beneficiary of this Agreement with the right to directly enforce its terms.

14. Governing Law & Jurisdiction. This Agreement shall be governed by the laws of the State of Minnesota except for any conflicts of law rules thereof which might direct the application of the substantive laws of another state. Any dispute concerning or action to enforce this Agreement shall be brought in Hennepin County, Minnesota.  Employee expressly consents to and agrees to subject himself/herself to the jurisdiction of the courts in Minnesota, federal or state, for purposes of determining any and all rights or obligations under this Agreement.

15. Counterparts. This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

16. Entire Agreement; Amendment; Waiver. This Agreement sets forth the sole and entire agreement and understanding between the parties hereto with respect to the specific matters contemplated and addressed hereby.  No prior agreement, whether written or oral, shall be construed to change or affect the operation of this Agreement in accordance with its terms, and any provision of any such prior agreement which conflicts with or contradicts any provision of this Agreement is hereby revoked and superseded. This Agreement may be amended only by a written instrument executed both by Employee and by an executive officer of the Employer (other than Employee if Employee is an executive officer). No consent to or waiver of any breach, default or violation in the performance of any obligation of Employee hereunder, and no failure by the Employer to complain of any such breach, default or violation, shall be effective unless it is in writing and executed by an executive officer of the Employer (other than Employee if Employee is an executive officer).  No such consent, waiver or failure to complain shall be deemed to be a consent to or waiver of any other breach, default or violation of either the same or any other obligation of Employee hereunder, whether occurring prior to or after such consent, waiver or failure to complain.

17.  Acknowledgment.  Employee acknowledges that this Agreement is a condition of Employee’s employment with the Employer, and that Employee has had a full and adequate opportunity to read, understand and discuss with Employee’s advisors, the terms and conditions contained in this Agreement prior to signing hereunder.

[Signature Page Follows]

EXECUTED on the date first written above:

EMPLOYEE:

Accepted and Agreed:

EMPLOYER:

By:
Name: Carlos Santos, Ph.D.
Title: Chief Executive Officer
Company: Biovest International, Inc.

EXHIBIT A to Inventions Agreement

Definitions

When used as capitalized terms in the Agreement to which this Exhibit is annexed, the following terms shall have the respective meanings set forth below:

“Company” has the meaning assigned in the Preamble.

“Company Development” means any Development that arises out of any Included Activity.

“Create” (“Creation”) means make, discover, invent, author, create, develop, originate, conceive or reduce to practice; provided that a Development need not be reduced to practice to qualify hereunder.

“Development” means any idea, discovery, improvement, invention (including without limitation any discovery of new technology and any improvement to existing technology), Confidential Information, know-how, innovation, writing, work of authorship, compilation and other development or improvement, whether or not patented or patentable, copyrightable, or reduced to practice or writing.

“Employee” has the meaning assigned in the Preamble.

“Employer” has the meaning assigned in the Preamble.

“Excluded Developments” has the meaning assigned in Section 4.

“Included Activity” means at the relevant time of determination, any activity conducted by, for or under the direction of the Company, whether or not conducted at the Company’s facilities, during working hours or using the Company’s resources, or which relates directly or indirectly to (a) the business of the Company as then operated or under consideration or development or (b) any method, program, computer software, apparatus, design, plan, model, specification, formulation, technique, product, process (including, without limitation, any business processes and any operational processes) or device, then purchased, sold, leased, used or under consideration or development by the Company.

“IP Rights” means all rights of every nature relating to intellectual property, including without limitation all (i) United States and foreign patents and patent applications now or hereafter filed (including continuations, continuations-in-part, divisionals, reissues, reexaminations and foreign counterparts thereof), and all rights with respect thereto; (ii) industrial design rights; (iii) rights in confidential information (including without limitation Confidential Information as defined in the Confidentiality Agreement executed by on or about the date hereof), proprietary information, and/or trade secret rights, and any other financial, business, marketing, operations, scientific, technical, economic and engineering information relating to the Company; (iv) United States and foreign semiconductor mask work rights and registrations for such rights; (v) copyrights and renewals thereof and other rights relating to literary or artistic works and data compilations, including without limitation author’s and moral rights and rights of publicity and privacy with respect to such works or compilations; and (vi) trademark and trade dress rights.

“Separate Development” has the meaning assigned in Section 4.

“Separate Development Notice” has the meaning assigned in Section 4.

EXHIBIT B to Inventions Agreement

PRIOR DEVELOPMENTS

BIOVEST INTERNATIONAL, INC. (the “Company”)

The following is a complete list of all Developments, patented or unpatented, that have been made or conceived or first reduced to practice by the undersigned alone or jointly with others prior to the time the Employer and the undersigned first began employment with the Employer that comprise the Excluded Developments. The undersigned desires to remove the Developments listed, if any, from the operation of the foregoing Agreement.

NONE, except the following, if any:

☐	Additional sheet(s) attached.

EXECUTED on this _____ day of ________, 20___.

EMPLOYEE:

Name:

BIOVEST INTERNATIONAL, INC.
CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT is made and entered into this 1st day of December, 2013 by and between Robert Farrell (“Employee”) and Biovest International, Inc. (“Employer”).

In consideration of the opportunity of the Employee to receive and/or review certain proprietary materials of the Company in connection with the Employee’s employment with the Company (the “Employment Relationship”), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound, hereby agree as follows:

1. CONFIDENTIALITY. The parties hereby acknowledge that in connection with discussions relating to the Employment Relationship, the Employee will likely acquire, or may assimilate, or have access to, certain information from the Company, its employees, its suppliers or customers, its agents or consultants, or others, that relates to the present or potential businesses, products or services of the Company, as well as any other information as may be designated by the Company as confidential or that a reasonable person would understand from the circumstances of the disclosure to be confidential (“Confidential Information”). For avoidance of doubt, such Confidential Information includes, without limitation, all forms and types of financial, business, marketing, operations, scientific, technical, economic and engineering information, whether tangible or intangible, including without limitation, patterns, plans, compilations, devices, formulas, designs, prototypes, methods, techniques, processes, procedures, programs, codes, know-how, computer software, databases, product names or marks, marketing materials or programs, plans, specifications, shop-practices, patient information, customer lists, supplier lists, engineering and manufacturing information, price lists, costing information, employee and consulting relationship information, accounting and financial data, profit margin, marketing and sales data, strategic plans, trade secrets and all other proprietary information, irrespective of the medium in which such information is memorialized or communicated. The Employee agrees that both during and after the evaluation by the parties of entering into a Employment Relationship, and regardless of whether any such Employment Relationship is actually consummated, the Employee will not, without prior written consent of the Company, in any fashion, form or manner, either intentionally or otherwise, or directly or indirectly, divulge, disclose or communicate any of the Confidential Information to any third person, partnership, joint venture, company, corporation or other organization or use such Confidential Information for any purpose other than in connection with evaluating the Employment Relationship, nor shall the Employee so divulge, disclose or communicate any other information of any kind, nature or description concerning any matters affecting or relating to the business of the Company, without regard to whether any or all of the foregoing matters would be deemed confidential.  In addition, the Employee agrees that during the Employment Relationship and thereafter, the Employee will not copy or use such Confidential Information except as directed or approved by the Company.

2. EMPLOYEE’S ASSOCIATES. The Employee agrees to use all reasonable means to ensure that any such Confidential Information will not be used or disclosed by any other party, including partners, associates, affiliates, employees or agents of the Employee to the detriment of the Company, or to the advantage of any third party, partnership, joint venture company, corporation or other organization.

3. DISCLOSURE TO THE COMPANY. If through any former employment the Employee acquired any trade secrets or proprietary information, it is important that the Employee not disclose or make use of this information in connection with the Employee’s employment with the Company. The Employee’s acceptance of the Company’s offer of employment will reaffirm the Employee’s acknowledgment that the Employee will be able to perform his/her duties and responsibilities for the Company without making use of or disclosing any such proprietary or trade secret information.  If at any time the Employee feels that the performance of his/her job duties for the Company would require the Employee to divulge or use trade secrets or proprietary information, the Employee must refrain from any such use and notify the Company immediately.

4. DELIVERY OF MATERIALS TO THE COMPANY. Upon termination of the discussions relating to the Employment Relationship or the Employment relationship, the Employee agrees that the Employee will deliver to the Company all books, records, computer-readable media, computer algorithms products, formulas, manuals, letters, notes, memoranda, notebooks, sketches, drawings, plans and all other documents or materials of a confidential nature or otherwise relating to the Company’ business, and also all copies of any of the foregoing, which are in the Employee’s possession or under the Employee’s control.

5. TERM. This Agreement shall commence as of the date first above written and shall continue in full force and effect thereafter for all time until the parties agree in writing to the contrary.

6. REMEDIES. The Employee agrees that damages at law will be an insufficient remedy to the Company if the Employee violates the terms of this Agreement and that the Company would suffer irreparable damage as a result of such violation. Accordingly, it is agreed that the Company shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of this Agreement, which injunctive relief shall be in addition to any other rights or remedies available to the Company.

7. MISCELLANEOUS. This Agreement shall be interpreted under the laws of the State of Minnesota, with venue for any action to be in Hennepin County, Minnesota. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. The Employee’s obligations under this Agreement shall be binding upon the Employee’s successors, assigns and other legal representatives. This Agreement shall be construed equally with reference to both parties regardless of which party may have been the draftsman. This Agreement may be executed in multiple counterparts with each counterpart being deemed an original, and altogether constituting one instrument and facsimile signatures shall be deemed originals.

EXECUTED on the date first written above:

EMPLOYEE:

Accepted and Agreed:

Biovest International, Inc.

By:
Name: Carlos Santos, Ph.D.
Title: Chief Executive Officer